SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2025

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 8.01 Other Events

On December 2, 2025, the Board of Directors of iQSTEL Inc., a Nevada corporation (the “Company”), adopted an Amended Written Consent to Action Without Meeting, amending and superseding the prior Written Consent dated November 21, 2025, declaring a one-time special stock dividend (the “Special Stock Dividend”) on the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”).

The Board has fixed December 15, 2025 as the record date (the “Record Date”) for the Special Stock Dividend, and the Special Stock Dividend will be payable on December 30, 2025 to stockholders of record as of the Record Date. The Special Stock Dividend, with a total value of $500,000, will be distributed pro-rata to holders of the Common Stock as of the Record Date in the form of newly issued shares of Common Stock. The aggregate number of shares to be issued is 75,529, determined by dividing $500,000 by the per-share valuation methodology set forth in Section 1.3 of the Stock-for-Stock Exchange Agreement dated September 2, 2025, as amended by the First Amendment dated September 26, 2025 (the “Amendment,” disclosed in the Company’s Form 8-K filed on September 26, 2025). Section 1.3 uses the lower of (i) the Nasdaq Official Closing Price of the Common Stock on August 29, 2025 (the trading day immediately preceding the Original Agreement execution on September 2, 2025, due to the September 1, 2025 market holiday), which was $6.62, or (ii) the average Nasdaq Official Closing Price over the five consecutive trading days ending August 29, 2025, which was $6.614. The lower value is $6.62. The distribution ratio is approximately 0.0173 additional shares of Common Stock for every 1 share held as of the Record Date (fractional shares rounded down to the nearest whole share; no cash in lieu of fractions). The ex-dividend date is December 16, 2025.

The Special Stock Dividend is being paid entirely in the Company’s own shares pursuant to Section 4.4 of the Amendment, which provides flexibility to satisfy the $500,000 dividend obligation using either received shares from Cycurion or the Company’s own authorized Common Stock. The Board determined that issuing the Company’s own shares is in the best interests of the Company and its shareholders, as it streamlines execution, enhances liquidity, and preserves the full cross-holding of Cycurion shares for strategic purposes in the ongoing alliance.

The Special Stock Dividend is expected to be treated as a taxable dividend (ordinary income) to U.S. shareholders; shareholders should consult their tax advisors.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “will,” or similar expressions. These statements include, but are not limited to, statements regarding the Special Stock Dividend distribution, its timing, tax treatment, and effects on shareholders, as well as the strategic benefits of the alliance with Cycurion. Such statements are subject to risks and uncertainties, including delays in Nasdaq or DTC processing, regulatory approvals, market conditions affecting share value, and general economic factors. These risks could cause actual results to differ materially from those expressed or implied. For a discussion of such risks, see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 31, 2025, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Current Report, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date: December 2, 2025

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